CERTIFICATE NUMBER

GulfUnited ENERGY

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 402580 10 4

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

GULF UNITED ENERGY, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

JOHN B. CONNALLY III
PRESIDENT / CEO

DAVID C. POMERANTZ
CFO / SECRETARY / TREASURER

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

GULF UNITED ENERGY, INC.
Corporate Seal
NEVADA

100 Second Avenue South, Suite 104N, St. Petersburg, FL, 33701
727.289.0010